Exhibit 10.17

Principal Amount: $291,451.25	Issue Date: April 30, 2024

PROMISSORY NOTE

FOR VALUE RECEIVED, Cannabis Bioscience International Holdings, Inc., a Colorado corporation (hereinafter called the “Borrower” or “Company”), hereby promises to pay to the order of John Jones and/or Barbara Kamienski (the “Holder”) the sum of $291,451.25 together with any interest as set forth herein, on April 30, 2025 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) (the “Interest Rate”) for the term of the Note paid monthly via ACH at the Holder’s Designated Account until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note supersedes all previous Notes issued on July 31, 2023, August 17, 2023, September 22, 2023, October 25, 2023, November 17, 2023, January 4, 2024, February 1, 2024, March 4, 2024 and April 04, 2024

This Note is payable on the 30th of the month for $29,145.00 until paid in full with the first payment due on May 30, 2024.

All payments shall be via ACH or Wire to the account designated by the Holder as the Holder shall hereafter give to the Borrower in writing via email or by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day, and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

This Note is free from all taxes, liens, claims, and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

ARTICLE I: PREPAYMENT

1.1 Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay the amounts outstanding hereunder pursuant to the following terms and conditions:

(a) At any time, the Borrower shall have the right to prepay the outstanding Note in full by making a payment to the Holder of an amount in cash equal to the sum of; (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note.

ARTICLE II. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

2.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note.

2.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement, or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

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2.4 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed for the Borrower or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment.

2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, or the Borrower admits in writing its inability to pay its debts generally as they mature,or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable or the Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under international, federal or state laws as applicable.

2.6 Cessation of Operations. Any cessation of operations by the Borrower, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

Upon the occurrence of any Event of Default specified herein, the Note shall become immediately due and payable.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Borrower for its reasonable attorneys' fees and other reasonable costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

ARTICLE III. MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective

(a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Cannabis Bioscience International Holdings, Inc

6201 Bonhomme Rd, Ste 466S

Houston, TX 77036

E-mail: dpicazo@msn.com

If to the Holder:

Name: John Jones and/or Barbara Kamienski

Address: 19 Manor Drive

Pensacola, FL 32507

Email: jj.krystal.ops@gmail.com

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3.2 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed,or if later amended or supplemented, then as so amended or supplemented.

3.3 Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower or the Holder shall not assign any of its rights or obligations under this Note without the signed written consent of the Other.

3.4 Cost of Collection. If the default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorney’s fees.

3.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws. The parties hereby warrant and represent that the selection of Texas law as governing under this Note

(i)   has a reasonable nexus to each of the Parties and to the transactions contemplated by the Note; and (ii) does not offend any public policy of Texas, New York, California, or of any other state, federal, or other jurisdiction. Any action brought by either party against the other arising out of or related to this Note, or any other agreements between the parties, shall be commenced only in the state located in the State of Texas, County of Harris, or federal courts of general jurisdiction located in the Southern District of Texas, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Holder’s sole discretion and election(regardless of which party initiates the legal proceedings). The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action institute thereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. Both parties agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action, or proceeding in connection with this Note or any other related transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

3.6 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

CANNABIS BIOSCIENCE
INTERNATIONAL HOLDINGS, INC.

By: /s/ Dante Picazo
Name: Dante Picazo
Title: Chief Executive Officer

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